EXHIBIT 4.5

                                 98-D DEBENTURE

      NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION
       HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, OR UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE
       RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR PURSUANT
      TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF
         WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

No._________                                           US $______________

                               SGI International

             98-D 12% CONVERTIBLE DEBENTURE DUE SEPTEMBER 30, 1999

     THIS DEBENTURE is one of a duly authorized issue of $3,590,000.00 in Debentures of SGI International, a corporation organized and existing under the laws of Utah (the "Company") designated as the Series 98-D 12% Convertible Debentures (the "98-D Debentures"), due on September 30, 1999.

     FOR VALUE RECEIVED, the Company promises to pay to _____________________________, the registered holder hereof (the "Holder"), the principal sum of ($_________) Dollars on September 30, 1999 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears as provided herein quarterly, beginning on October 1, 1998 at the rate of 12% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first such business day to occur after the date hereof until payment in full of the principal sum has been made or other consideration paid in accordance with Paragraph 4. Subject to the provisions of paragraph 4 below, the principal of, and interest on, this 98-D Debenture are convertible 15 days after the Closing Date as defined in the September 9, 1998, Private Placement Memorandum (the "Memorandum" or "Exchange Offering") in whole or in part at the option of the Holder, into shares of common stock of the Company. The Company will pay the principal of and interest upon this 98-D Debenture on the Maturity Date, less any amounts converted or required by law to be deducted, to the Holder of this 98-D Debenture, and addressed to such Holder. The forwarding of such check or other consideration in accordance with Paragraph 4 shall constitute a full payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

     This 98-D Debenture is subject to the following additional provisions:

     1. The 98-D Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

     3. This 98-D Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this 98-D Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the 98-D Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this 98-D Debenture, the Company and any agent of the Company may treat the person in whose name this 98-D Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this 98-D Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. The Holder of this 98-D Debenture is entitled, at its option, to convert at any time commencing fifteen (15) days after the Closing Date, as defined in the Memorandum, the principal amount of this 98-D Debenture, and any and all interest payable thereon, provided that the principal amount is at least US $5,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Five Thousand Dollars (US $5,000), then the whole amount thereof). The 98-D Debenture will, at the option of the Holder, 15 days after the Closing Date, in whole or in part convert unto the number of shares of SGI International common stock determined by dividing the face amount of the Debenture or any part thereof in an amount of $5,000 or more, and all interest payable thereon, by the lesser of
(i) the average of the closing bid price of the Company's common stock for the ten days prior to the close of the Exchange Offering or (ii) the average of the ten day closing bid price of the Company's common stock prior to the date the notice of conversion is received by the Company. In the event that the Debenture is not converted by Holder by September 30, 1999, then SGI International shall on September 30, 1999, pay the full amount owing under the 98-D Debenture, which shall be the face amount plus all accrued and unpaid interest payable thereon, less any amount converted into common stock. Conversion shall be effectuated by surrendering the 98-D Debentures to be converted to SGI International at 1200 Prospect, Suite 325, La Jolla, Calif. 92037, with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the 98-D Debenture evidencing such Holder's intention to convert this Debenture (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. No fraction of shares or certificates representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Company receives the conversion notice duly executed, provided the Debenture is received by the Company within 5 business days thereafter. In the event the original Debenture is not received within such 5 business days, the notice of conversion shall be considered void. Facsimile delivery of the conversion notice shall be accepted by the Company at facsimile number (619) 551-0247; Attn: Controller). Certificates representing Common stock issued upon conversion, will be delivered within 5 days or as soon as practicable from the date the notice of conversion and the original Debenture, is delivered to the Company. No payment or adjustment shall be made upon conversion with respect to any interest accrued on any Debenture guaranteed for conversion prior to an interest payment date or to any dividend on the common stock delivered upon conversion. (Such notice shall be effective when mailed to last known address on date mailed.)

     5. Company may prepay this Debenture, in whole or in part, at any time without incurring any penalty for such prepayment. After Company gives Holder notice of its intent to prepay, Holder may not therefore convert any part of this Debenture. No provision of this 98-D Debenture, except as is specifically described in Paragraph 4, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this 98-D Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This 98-D Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

     6. No recourse shall be had for the payment of the principal of, or the interest on, this 98-D Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     7. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common stock are entitled to receive stock, securities or property in respect of or in exchange for Common stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the 98-D Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a Holder of the number of shares of Common stock into which this 98-D Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen
(15) days of receipt of notice of such Sale from the Company.

     8. The Holder of the 98-D Debenture, by acceptance hereof, agrees that this 98-D Debenture is being acquired for investment and that, notwithstanding any other provision of this 98-D Debenture, such Holder will not offer, sell or otherwise dispose of this 98-D Debenture or the Shares of Common stock issuable upon conversion thereof, except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     9. This 98-D Debenture shall be governed by and construed in accordance with the laws of the State of Utah. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of San Diego or the state courts of the State of California sitting in the City of San Diego in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     10. The following shall constitute an "Event of Default":

          a. The Company shall fail to make any payment due under this 98-D Debenture and the same shall continue for a period of more than thirty (30) days; or

          b. The Company shall make (1) an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          c. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          d. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

In the Event of Default or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this 98-D Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     11. Nothing contained in this 98-D Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


Dated: __________________, 1998
                                             SGI INTERNATIONAL


                                                  /s/ JOSEPH A. SAVOCA
                                             By:_______________________________
                                                  Joseph A. Savoca

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)



The undersigned hereby irrevocably elects to convert of the principal amount and any interest due thereon of the above Debenture No. ___ into Shares of common stock of SGI INTERNATIONAL (the "Company") according to the conditions hereof, as of the date written below.

Date of Conversion* ___________________________________________________________


Signature: ____________________________________________________________________



Name: _________________________________________________________________________


Address: ______________________________________________________________________






* This original Debenture and Notice of Conversion must be received by the Company's transfer agent by the fifth business date following the Date of Conversion.

The signature on this Notice of Conversion must correspond with the name as written on the face of this Debenture in every particular without alteration, enlargement or any change whatsoever.